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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-50547 and 33-55953) of Avco Financial Services, Inc. and in the related Prospectuses of our report dated January 25, 1996, with respect to the consolidated financial statements and schedules of Avco Financial Services, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.

                                          ERNST & YOUNG LLP

Orange County, California
March 27, 1996

                                       S-4